Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Reports Third quarter 2008 Results

•	Net sales for the quarter increased 49% to a record $92.1 million
•	Net income more than doubled to $2.8 million
•	Earnings per diluted share up 83% to $0.11

MELVILLE, NY – November 6, 2008 – Allion Healthcare (NASDAQ: ALLI) today announced financial results for the three months ended September 30, 2008, which include its recent expansion into the Specialty Infusion market.  As a result of the April 4, 2008 acquisition of Biomed America, Inc. (“Biomed”), the Company now operates its business in two segments: Specialty HIV, which is the Company’s legacy specialty pharmacy and disease management services focused on HIV/AIDS patients, and Specialty Infusion, which is the Company’s recently acquired Biomed business of specialized biopharmaceutical medications and services for chronically ill patients.  Results for the three and nine months ended September 30, 2008 reflect the acquisition of Biomed on April 4, 2008.

Summary of Results

Consolidated net sales for the third quarter 2008 increased 49% to $92.1 million, compared to $61.8 million reported during the third quarter of 2007. The Specialty Infusion business demonstrated strong sequential growth and contributed $21.8 million, while the Specialty HIV division continued to show strong year over year organic growth in excess of 10%.

Adjusted EBITDA increased to $7.7 million for the third quarter of 2008, from $2.3 million for the third quarter of 2007.  The increase in Adjusted EBITDA reflects the contribution from the Biomed acquisition, lower legal expenses and organic growth in our Specialty HIV business.  An explanation and reconciliation of Net income under GAAP to EBITDA and adjusted EBITDA is provided below.

The Company reported record net income for the period of $2.8 million compared to $1.0 million reported during the third quarter of 2007.  Earnings per diluted share for the third quarter of 2008 were $0.11 compared to earnings per diluted share of $0.06 for the third quarter of 2007.  Results for the third quarter of 2008 include a $519 thousand pre-tax impairment loss for the remaining assets associated with the May 2008 settlement with Oris Medical Systems, Inc.

“We are very pleased with the solid performance delivered during this quarter,” commented Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare.  “Our revenue and earnings growth remain strong with both operating segments exceeding our expectations.”

The Company also announced the grand opening of a new pharmacy affiliated with the Lifelong AIDS Alliance, a leading provider of practical support services and advocacy for those with HIV/AIDS in Washington State.  Mike Moran added, “We are proud to officially begin our affiliation with such a quality organization as Lifelong and hope this relationship can serve as a model for other organizations interested in advocating for better patient care and service to members of the HIV/AIDS community nationwide.”

Mr. Moran added, “As government agencies and the business community navigate through these uncertain times, we feel confident that the efficient service model offered by our HIV and Infusion clinical and support personnel is a cost effective solution to caring for those inflicted with life long chronic diseases.”

Fourth Quarter Guidance

The Company today provided financial guidance for the fourth quarter of 2008.  This guidance assumes a 41% effective tax rate.

Three Months Ending December 31, 2008 Guidance

Net Sales (millions)	$ 92 - $ 93

Earnings Per Diluted Share	$0.11 - $0.12

Operating Data – Specialty HIV

(in thousands, except patient months & prescriptions data)

	Three Months Ended September 30,
	2008			2007
Distribution Region	Net Sales	Prescriptions	Patient Months (1)	Net Sales	Prescriptions	Patient Months (1)
California (2)	$46,665	180,693	37,202	$40,601	164,088	34,578
New York	21,822	74,880	11,119	19,593	73,447	11,102
Washington (3)	1,318	5,912	1,025	1,079	5,362	972
Florida	500	2,287	303	549	2,406	349
Total	$70,305	263,772	49,649	$61,822	245,303	47,001

(1)  “Patient months” represents a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month of a three month period, a count of three would be included in patient months irrespective of the number of medications filled in each month.

(2)  The Company identified an error in the reporting of Gardena prescriptions in the third quarter of 2007 and corrected the previously reported number of prescriptions of 164,335 in California for the three-month period ended September 30, 2007.

(3)  The Company identified an error in the reporting of Seattle patient months in the third quarter of 2007 and corrected the previously reported number of prescriptions of 955 in Washington for the three-month period ended September 30, 2007.

Conference Call Information

The conference call to discuss the results will be held at 5:00 p.m. ET on Thursday, November 6, 2008. To access the call, please dial (888) 279–0822. International participants may dial (706) 902-0355.  The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com.  To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software.

An audio replay of the conference call will be available from 6:00 p.m. ET on Thursday, November 6, 2008, through 11:59 p.m. ET on Thursday, November 27, 2008 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 from abroad and entering confirmation code 70443489. The audio webcast will also be available on the company's website, www.allionhealthcare.com, for one year.

Questions during the live call will be taken from investment professionals only.

About Allion Healthcare

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients as well as specialized biopharmaceutical medications and services to chronically ill patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion Healthcare provides services for the intravenous immunoglobulin, Blood Clotting Factor and other therapies through its Biomed America division. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors to improve clinical outcomes and reduce treatment costs.

Safe Harbor Statement

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s growth strategy, future effective tax rate, and future financial performance. Words such as "continue," "will," "assume," and similar expressions identify forward-looking statements. Such forward-looking statements represent Allion Healthcare’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, successful integration of the Biomed acquisition, competitive pressures, demand for Allion Healthcare’s products and services, changes in reimbursement and other changes in customer mix, changes in third party reimbursement rates or Allion Healthcare’s qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, Allion Healthcare’s ability to manage growth successfully, Allion Healthcare’s ability to effectively market its services, receipt of licensing and regulatory approvals, successful identification of strategic alliances and satellite facilities, and other risks set forth in Item 1A. Risk Factors in Allion Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in Part II, Item 1A. Risk Factors of the Company’s Quarterly Report on Form 10-Q for the quarter ended September, 2008. You are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, Allion Healthcare undertakes no obligation to update any forward-looking statement contained herein, whether as a result of new information, future events, or otherwise.

Company Contact:                                                                                              Investor Contact:
Allion Healthcare, Inc.                                                                                       The Cockrell Group
Russ Fichera, Chief Financial Officer                                                               Rich Cockrell
(631) 547-6520                                                                                                  (404) 942-3369
www.thecockrellgroup.com

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	At September 30, 2008 (UNAUDITED)	At December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$17,009	$19,557
Short term investments and securities held for sale	—	9,283
Accounts receivable (net of allowance for doubtful accounts of $1,678 in 2008 and $136 in 2007)	40,716	18,492
Inventories	14,996	8,179
Prepaid expenses and other current assets	1,180	767
Deferred tax asset	1,213	344
Total current assets	75,114	56,622

Property and equipment, net	1,340	790
Goodwill	129,564	41,893
Intangible assets, net	59,051	27,228
Marketable securities, non-current	2,161	—
Other assets	1,083	83
Total assets	$268,313	$126,616

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,644	$15,832
Accrued expenses	3,241	2,319
Current maturities of long term debt	1,698	—
Current portion of capital lease obligations	15	47
Total current liabilities	31,598	18,198

Long Term Liabilities:
Revolving credit facility	17,821	—
Long term debt	32,629	—
Notes payable - affiliate	3,644	—
Deferred tax liability	17,305	2,212
Capital lease obligations	5	—
Other	25	44
Total liabilities	103,027	20,454

Commitments & Contingencies

Stockholders’ Equity:
Convertible preferred stock, $.001 par value, shares authorized 20,000; issued and outstanding -0- in 2008 and 2007	—	—
Common stock, $.001 par value, shares authorized 80,000; issued and outstanding 25,911 in 2008 and 16,204 in 2007	26	16
Additional paid-in capital	167,327	112,636
Accumulated deficit	(2,031)	(6,487)
Accumulated other comprehensive loss	(36)	(3)
Total stockholders’ equity	165,286	106,162
Total Liabilities and Stockholders’ Equity	$268,313	$126,616

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Net sales	$92,136	$61,822	$243,824	$183,075
Cost of goods sold	75,519	52,830	200,467	156,774
Gross profit	16,617	8,992	43,357	26,301

Operating expenses:
Selling, general and administrative expenses	8,873	6,730	25,685	19,993
Depreciation and amortization	1,607	874	4,192	2,702
Litigation settlement	—	—	3,950	—
Impairment of long-lived asset	519	—	519	599
Operating income	5,618	1,388	9,011	3,007

Interest expense (income), net	877	(214)	1,498	(556)
Income before taxes	4,741	1,602	7,513	3,563

Provision for taxes	1,929	569	3,058	1,372
Net income	$2,812	$1,033	$4,455	$2,191

Basic earnings per common share	$0.11	$0.06	$0.24	$0.14

Diluted earnings per common share	$0.11	$0.06	$0.21	$0.13

Basic weighted average of common shares outstanding	25,616	16,204	18,517	16,204
Diluted weighted average of common shares outstanding	26,128	17,026	21,205	17,002

ALLION HEALTHCARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)	Nine months ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2008	2007
Net Income	$4,455	$2,191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,192	2,702
Impairment of long-lived asset	519	599
Deferred rent	(19)	(11)
Amortization of deferred financing costs	91	—
Amortization of debt discount on acquisition notes	26	—
Change in fair value of interest rate cap contract	30	—
Provision for doubtful accounts	946	451
Non-cash stock compensation expense	151	280
Deferred income taxes	396	724
Changes in operating assets and liabilities:
Accounts receivable	(7,207)	429
Inventories	(4,902)	(2,157)
Prepaid expenses and other assets	(239)	(55)
Accounts payable and accrued expenses	4,087	487
Net cash provided by operating activities	2,526	5,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(575)	(234)
Purchases of short term securities	(300)	(49,485)
Sales of short term securities	7,390	47,867
Payments for investment in Oris Medical’s Assets	—	(202)
Payments for investment in Biomed, net of cash acquired	(50,239)	—
Net cash used in investing activities	(43,724)	(2,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from CIT revolver note	17,821	—
Net proceeds from CIT term loan	34,738	—
Payment for CIT interest rate cap contract	(112)	—
Payment for deferred financing costs	(907)	—
Net proceeds from exercise of employee stock options	332	—
Payment for Biomed loans assumed	(14,925)	—
Tax benefit from exercise of employee stock options	2,177	478
Repayment of CIT term loan and capital leases	(474)	(735)
Net cash provided by (used in) financing activities	38,650	(257)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,548)	3,329
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	19,557	17,062
CASH AND CASH EQUIVALENTS, END OF PERIOD	$17,009	$20,391

SUPPLEMENTAL DISCLOSURE
Income taxes paid	426	65
Interest paid	1,337	45

Allion Healthcare, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Excluding Litigation Settlement and Impairment of long-lived asset) (UNAUDITED)

(in thousands)	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income	$2,812	$1,033	$4,455	$2,191
Income tax provision	1,929	569	3,058	1,372
Interest expense (income), net	877	(214)	1,498	(556)
Depreciation and amortization	1,607	874	4,192	2,702
EBITDA	$7,225	$2,262	$13,203	$5,709

Oris litigation settlement	-	-	3,950	-
Impairment of long-lived asset	519	-	519	599
Adjusted EBITDA	$7,744	$2,262	$17,672	$6,308

EBITDA refers to net income before interest, income tax expense, and depreciation and amortization.  Allion considers EBITDA to be a good indication of the Company's ability to generate cash flow in order to liquidate liabilities and reinvest in the Company.  Adjusted EBITDA excludes the litigation settlement related to the Oris litigation, and the impairment of long-lived assets to reflect comparable year over year EBITDA performance and provide investors with supplemental information to assess recurring EBITDA performance. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance.